UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2012

Applied DNA Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 215
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d - (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - (c))

Item 1.01.  Entry into a Material Definitive Agreement.

Securities Purchase Transaction

On November 28, 2012, Applied DNA Sciences, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with Crede CG II, Ltd. (“Crede”).  Pursuant to the Purchase Agreement, at the initial closing on November 29, 2012 (“Initial Closing”), Crede purchased 10,752,688 shares of the Company’s Common Stock at a price of  $0.186 which was the consolidated closing bid price of the Common Stock on the day prior to the signing of the Purchase Agreement.  The Company received gross proceeds of $2,000,000.  Pursuant to the Purchase Agreement, Crede agreed to purchase an additional $5,500,000 of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) at a purchase price of $1,000 per share on the date a registration statement (as described below) is declared effective by the Securities and Exchange Commission (“Second Closing”). A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

The Series A Preferred is convertible at the option of the holder thereof, in whole or in part, from time to time and at any time, at the lesser of (i) the Fixed Conversion Price and (ii) the Non-Fixed Conversion Price. The Fixed Conversion Price is equal to $0.186, which is the purchase price for the Common Stock at the Initial Closing.  The Non-Fixed Conversion Price is equal to the consolidated closing bid price of the Company’s Common Stock for the most recently completed trading day as of the time of conversion.  The Series A Preferred will be convertible into Common Stock at the Company’s option, in whole or in part, from time to time during the ten trading day period beginning one trading day following the effectiveness of the registration statement (as described below) through the eleventh trading day following effectiveness of such registration statement, at the Non-Fixed Conversion Price, provided that certain equity conditions are met and the Company is not in breach of certain conditions.  The Series A Preferred will be automatically converted into Common Stock on the one year anniversary of the issuance of the Series A Preferred at the then applicable Non-Fixed Conversion Price, provided that certain equity conditions are met and the Company is not in breach of certain conditions.  The Series A Preferred contains weighted average anti-dilution protection.  The Series A Preferred will not accrue dividends except to the extent dividends are paid on the Common Stock.  The Company’s Common Stock will be junior in rank to the Series A Preferred with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.  The Series A Preferred will generally have no voting rights except as required by law.

The Company also issued Crede at the Initial Closing Warrants with a term of five years (though such term may be extended in certain instances) (“Series A Warrants”) allowing it to purchase 10,752,688 shares of Common Stock at a price of $0.2232 which is equal to a 20% premium to the consolidated closing bid price of the Common Stock on the day prior to the signing of the Purchase Agreement.  At the Initial Closing, the Company also issued Crede a second set of Warrants (“Series B Warrants”) allowing it to purchase 29,569,892 shares of Common Stock, which is equal to one share of Common Stock for every share of Common Stock which would be issuable to it if it fully converted the Series A Preferred into Common Stock at the Fixed Conversion Price.  The exercise price of the Series B Warrants is $0.2232, which is equal to a 20% premium to the consolidated closing bid price of the Common Stock on the day prior to the signing of the Purchase Agreement.  The Series B Warrants are not exercisable until the earlier of (i) March 16, 2013 and (ii) the Second Closing, and have a term of five years (though such term may be extended in certain instances).

In addition, at the Initial Closing, the Company issued to Crede a third set of Warrants (“Series C Warrants”) which is only exercisable for six months from the earlier of (i) March 16, 2013 and (ii) after the eleventh trading day following the Second Closing.  The Series C Warrants will allow Crede to purchase, at a price of $0.2232 (equal to a 20% premium to the consolidated closing bid price of the Common Stock on the day prior to the signing of the Purchase Agreement), 26,881,720 shares of Common Stock, which is equal to one-third the sum of (i) the number of shares of Common Stock issued at the Initial Closing, (ii) the number of shares of Common Stock which would be issuable to it if it fully converted the Series A Preferred into Common Stock at the Fixed Conversion Price, (iii) the number of shares of Common Stock subject to the Series A Warrants and (iv) the number of shares of Common Stock subject to the Series B Warrants.

The Series B and Series C Warrants provide the Company with an option to repurchase any remaining unexercised portion of such Warrants for a repurchase price equal to $50,000, if the Second Closing is terminated pursuant to the Purchase Agreement. The Series C Warrants are also subject to the Company’s repurchase at an aggregate repurchase price equal to $50,000 at the close of trading on the tenth trading day immediately following the Second Closing but only if the registration statement (described below) is effective and covers and is available for use for the resale of (i) all shares of Common Stock issued at the First Closing, (ii) all shares of Common Stock issued upon conversion of the Series A Preferred, (iii) all shares of Common Stock which would then be issuable if the full then unconverted portion of the Series A Preferred were then fully converted into Common Stock at the then applicable conversion price, (iv) all shares of Common Stock subject to the Series A Warrants and (v) all shares of Common Stock subject to the Series B Warrants. A copy of the forms of Series A, B and C Warrants are attached to this Current Report on Form 8-K as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively.

Crede may exercise Series A and Series B Warrants by paying in cash or on a cashless basis by exchanging such Warrants for Common Stock using the Black-Scholes value.  In the event that the Common Stock trades at a price 25% or more above the exercise price of the Series A and Series B Warrants for a period of 20 consecutive days (with average daily dollar volume of Common Stock on the OTC Bulletin Board at least equal to $300,000), the Company may obligate Crede to exercise such Warrants for cash.

Pursuant to a registration rights agreement between the Company and Crede, the Company agreed to file a registration statement within 30 days of the Initial Closing and to use its best efforts to get such registration statement effective within 90 days.  The registration statement will cover the resale of all shares of Common Stock issuable pursuant to the Purchase Agreement, including the shares of Common Stock underlying the Series A Preferred and Series A, B and C Warrants.  The Company has also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under the Purchase Agreement.  In the event the registration statement fails to be declared effective within the 90 day period, the Company will be subject to monthly penalties which will expire six months after the Initial Closing. A copy of the registration rights agreement is attached to this Current Report on Form 8-K as Exhibit 4.4.

The Series A Preferred and the Series A, B and C Warrants each contain a 9.9% “blocker” so that in no event shall the Series A Preferred or any of the Series A, B and C Warrants be convertible or exercisable (including through the cashless exercise exchange provision) into or for Common Stock to the extent that such conversion or exercise would result in Crede having “beneficial ownership” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) of more than 9.9% of the Common Stock. Crede would, however, have the right from time to time to convert, exercise or exchange for shares of Common Stock, which over time would aggregate to greater than 9.9% beneficial ownership if all such shares of Common Stock so acquired had been held at one time by Crede.

Crede has the right to participate in other equity or equity-linked financings completed by the Company for a period of 180 days from the later of the Initial Closing or the date the registration statement goes effective.

In addition, the Company has agreed not to issue additional Common Stock or securities convertible into Common Stock at a price below $0.186 or the market price of the Common Stock on the date the registration statement is declared effective, for a period of 180 days from the effective date of the registration statement, except for issuances (i) pursuant to acquisitions, joint ventures, license arrangements, leasing arrangements and other similar arrangements, (ii) to employees, consultants, directors and officers approved by the Board or pursuant to a plan approved by the Board, (iii) pursuant to one or more contracts entered into by the Company with third parties which would result in revenues to the Company during a three-month period equal to an annual run rate of $15 Million in revenues and (iv) pursuant to a contract entered into by the Company with a third party which would reasonably be expected to result in more than $3 Million in annual receivables.

Until one year after the Second Closing, the Company is prohibited from entering into any transaction to (i) sell any convertible securities at a conversion rate or other price that is generally based on and/or varies with the trading prices of the Company’s Common Stock at any time after the initial issuance of such convertible securities or (ii) sell securities at a future determined price, including, without limitation, an “equity line of credit” or an “at the market offering.”

The Company’s issuance of the Common Stock, Series A Preferred and Series A, B and C Warrants are exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the exemption from registration provided by Section 4(2) of the Act and by Rule 506 of Regulation D, promulgated under the Act.  Crede represented that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D.  This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The descriptions of the transaction contained herein do not purport to be complete and are qualified in their entirety by reference to the agreements which are filed as exhibits hereto.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03.  Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Attached to this Current Report on Form 8-K as Exhibit 3.1 is a form of Certificate of Designations of the Series A Convertible Preferred Stock (“Certificate of Designations”) to be filed with the Secretary of State of Delaware. The Certificate of Designations will become effective upon filing with the Secretary of State of Delaware.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Designations of the Series A Convertible Preferred Stock.

4.1	Form of Series A Warrants issued to Crede CG II, Ltd. as of November 29, 2012.

4.2	Form of Series B Warrants issued to Crede CG II, Ltd. as of November 29, 2012.

4.3	Form of Series C Warrants issued to Crede CG II, Ltd. as of November 29, 2012.

4.4	Registration Rights Agreement, dated as of November 28, 2012, by and between the Company and Crede CG II, Ltd.

10.1	Securities Purchase Agreement, dated as of November 28, 2012, by and between the Company and Crede CG II, Ltd.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

	By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer
Date: November 29, 2012